Exhibit 99.1

From the Desk of Scott Mathis Direct: 212.739.7650 Fax: 212.655.0140 smathis@gauchoholdings.com

February 13, 2020

Dear Stockholder:

First, I want to thank all of you for your continued patience and support of the Company. We are now awaiting final audited financial statements so that we may update our offering document with information as of December 31, 2019. Pending SEC review and additional review by Nasdaq, we anticipate that the offering and uplist to Nasdaq will occur by mid-April. We hope this offering process will culminate in conjunction with our participation at Nasdaq’s Bell Ringing Ceremony, which should increase our Company’s visibility and our exposure potentially to tens of millions of viewers around the world. (The Nasdaq website describes the exposure and related opportunities of a bell-ringing opportunity at https://www.nasdaq.com/marketsite/bell-ringing-ceremony.) It is our belief that moving from the relatively illiquid OTC Market to the very liquid Nasdaq will result in a share price that better reflects our Company’s worth and growth potential.

To put the significance of our own uplisting into perspective, there were only 185 IPOs approved last year on Nasdaq. Nasdaq led the IPO market with 10 of the top 15 U.S. IPOs by proceeds raised across all sectors in 2019. https://www.nasdaq.com/press-release/nasdaq-welcomed-185-ipos-and-15-exchange-transfers-in-2019-2019-12-16.

We have reached this point despite many hurdles, including not only the US economic crisis that began during our early days in 2008, but also Argentina’s periodic economic and political crises, including a dramatic and severe peso devaluation and rampant inflation. To those of you who have supported us through these difficult years, we truly hope that your patience will be rewarded. I also want to thank our entire team, in New York, Buenos Aires, and Mendoza, Argentina, for getting us to this point; I know the work has been hard, sometimes frustrating and demanding, and you have risen to the challenges we have faced.

The economic and political uncertainty in Argentina has led us to broaden the focus of our business. We of course continue to own significant assets in Argentina and operate numerous Argentina-based businesses: Algodon Mansion, Algodon Fine Wines, Algodon Wine Estates real estate project, and the Algodon Resort. But to become less of an Argentinian-centric operation, and to reduce our exposure to political turbulence, we have recently developed a new business focused on scalable e-commerce in the leather accessories, fashion and luxury goods segments. Our brand, Gaucho – Buenos Aires, has its DNA rooted in our ties to Argentina, and we source most of our designers and some suppliers there, but as with many luxury brands we will seek the best quality and pricing from sources around the globe but always remaining with our Argentina design team and Buenos Aires DNA.

gaucho group holdings, Inc. group (otcqb:vino)

135 Fifth Avenue, Floor 10, New York, NY 10010

(toll free) 866.960.7700 (main) 212.739.7700 (fax) 212.655.0140 | www.gauchoholdings.com

As we roll out this e-commerce business, we hope to provide a new design approach together with high quality and excellent value for luxury goods. In the launch phase for Gaucho – Buenos Aires, the primary market will be the U.S., and we hope soon thereafter to expand to Asia, Europe, and the U.K. by means of e-commerce and future marketing initiatives in select cities and possibly one small flagship location. Following this offering, we believe we will have the ability to achieve scale in our offerings through global e-commerce marketing. Indeed, going forward, e-commerce shall be where we spend the bulk of our energies. To emphasize the importance of this business segment, we have changed our corporate name to Gaucho Group Holdings, Inc., and invite you to www.gauchoholdings.com for more details.

In the rest of this update letter, I will address three things: (1) The Potential Benefits of Uplisting to Nasdaq; and (2) The Challenges and Opportunities Presented by the Current Economic and Political Environment in Argentina; and (3) Update on our Existing Businesses.

The Potential Benefits of Uplisting to Nasdaq

Some of the benefits from a listing on Nasdaq and a successful offering which we anticipate are as follows:

●	With a listing on Nasdaq, we anticipate liquidity for our stockholders, and we believe our Company’s valuation will improve as the move from the OTC (mostly illiquid) to a national market (Nasdaq) results in tens of millions of investors around the world becoming able to purchase our shares.

●	A listing on Nasdaq should enhance our ability to access other sources of capital when needed for our growth.

●	If current market and business conditions are suitable, we potentially could use our new “public” shares as currency to make acquisitions and grow our business.

●	With additional available funds, we can deploy resources to complete all ongoing projects at Algodon Wine Estates, and probably a small upgrade to Algodon Mansion, as well as invest in the marketing of our Gaucho – Buenos Aires brand to increase global sales.

Significantly, and reflecting our renewed positive perspective on our opportunity and growth potential, no officers, directors, or 5%+ stockholders will be able to sell in the offering as they are subject to lock-ups in addition to other restrictions on trading.

The Challenges and Opportunities Presented by the Current Economic and Political Environment in Argentina

Our continued confidence in our Argentina-centered businesses, in the face of some difficult economic and political times in that country, reminds me of Italy in the last century. On the losing side of two world wars, and with a government that has been perpetually rocked by one crisis after another, Italy remains a beloved tourist destination and is recognized as one of the world’s leading creators and exporters of great wines, olive oil, luxury cars, as well as fashion and leather accessories. We like to think of Argentina in a similar light – amazing history combined with the wherewithal to create things that the world wants to buy. Indeed, Nasdaq appears to view Argentina’s recent woes as the basis of a significant investment opportunity, as reflected in a recent article, “Why Argentina’s Latest Crisis Is A Big Opportunity,” available on the Nasdaq website at https://www.nasdaq.com/articles/why-argentinas-latest-crisis-is-a-big-opportunity-2020-01-02

In addition, the devaluation of the peso has led to historically high levels of tourism to Argentina as the current level of the peso makes Argentina a travel bargain for travelers from around the world to enjoy all that Argentina has to offer. Moreover, while peso devaluation has its share of negatives, there are some related positives: we produce our products in pesos, we pay our suppliers in pesos, but we sell our products in U.S. dollars.

Update on our Existing Businesses

Once we complete our offering, we will invest in our various business segments and redouble our efforts to increase their revenues. This will include the following:

Gaucho – Buenos Aires – additional resources will be used to enhance our ability to achieve scalability and global sales.

Algodon Mansion - revenues can be enhanced by strong tourism and the fact that we pay to operate in pesos and sell rooms in U.S. dollars

Algodon Wine Estates (AWE) - we have signed a joint marketing agreement with one of the largest real estate companies in the U.S., Compass Group, to market AWE lots. Compass Group has recently rolled out its own marketing website for this at www.algodonestancias.com.

Algodon Fine Wines - sales in the U.S. are expected to continue to gain traction as our wine importer enters into more territories (again, this business segment is helped by producing in pesos and selling in U.S. dollars). Also, no additional U.S. tariffs have been imposed on Argentine wines unlike the wines of some of the leading European wine producers.

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There is much more to our Company’s story, and we encourage you to review the materials at these links:

●	S-1 Registration Statement, available at https://ir.gauchoholdings.com/sec-filings/all-sec-filings

●	Corporate website, available at: https://www.gauchoholdings.com/

●	Leather accessories and fashion e-commerce site, available at www.gauchobuenosaires.com

Some time ago, I heard this quote: “We have not come this far to only come this far.” We march forward with confidence despite the many obstacles we have overcome in the last few years: the worst performing currency on the globe, inflation rates reaching more than 53% annually (and above 100% over the past three years), and high unemployment and a growing poverty rate in Argentina. Nonetheless, we have kept our head above water throughout this period of turmoil.

It seems to me that our Company is in a position similar to those companies that survived the 2008 global subprime financial crisis and were then positioned for a rebound and for the pendulum to shift back in their direction. In our view, this is no time to be selling or liquidating assets, but to be buying, growing and moving forward. We are on a mission to create a global experiential luxury brand, one step at a time, and if successful, who knows what our potential value could become? Once again, thanks for all of your support.

Sincerely,

By:	/s/Scott L. Mathis
Scott L. Mathis
Founder, Chief Executive Officer and
Chairman of the Board of Directors

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “ will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Among these risks are those set forth in an amended Form S-1 filed on February 4, 2020. It is important that each person reviewing this release understand the significant risks attendant to the operations of Gaucho Group Holdings. Gaucho Group Holdings disclaims any obligation to update any forward-looking statement made herein.